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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                 ---------------


                                    Form 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                     September 21, 2004 (September 15, 2004)




                         WESTERN POWER & EQUIPMENT CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




         DELAWARE                  0-26230                   91-1688446
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(State or other jurisdiction     (Commission              (IRS Employer of
     incorporation)              File Number)            Identification No.)




                  6407-B N.E. 117th Avenue, Vancouver, WA 98662
              -----------------------------------------------------
          (Address of principal executive offices, including zip code)



                                 (360) 253-2346
              -----------------------------------------------------
              (Registrant's telephone number, including area code)




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

FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This Current Report contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, demand and acceptance of services, changes in governmental policies and regulations applicable to the mining industry, economic conditions, the impact of competition and pricing, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All readers are encouraged to review this Current Report, including with specific reference the section entitled "Risk Factors." All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See below.

ITEM 2.01   COMPLETION OF ACQUISITION OF ASSETS

ACQUISITION OF ARIZONA PACIFIC MATERIALS, LLC
---------------------------------------------

THE PURCHASE AGREEMENT

On September 8, 2004, Western Power & Equipment Corp. ("WESTERN POWER," or the "COMPANY"), as the purchaser, Advanced Mineral Technology of Nevada, Inc., a Nevada corporation ("AMT"), as the guarantor and Basalite Concrete Products, LLC, a Nevada limited liability company ("BASALITE"), and the Edith Greenberg Irrevocable Trust (the "GREENBERG TRUST"), collectively as Seller, entered into the Agreement for the Purchase of Arizona Pacific Materials, LLC (the "PURCHASE AGREEMENT"), which Purchase Agreement is attached hereto as Exhibit 2.1. Western Power consummated the acquisition of Arizona Pacific Materials, LLC ("ARIZONA PACIFIC") through the purchase, effective as of September 15, 2004 (the "APM ACQUISITION"), of all the issued and outstanding membership interests of Arizona Pacific held by Basalite and the Greenberg Trust (collectively, the "MEMBERS") as the sole members thereof for a cash consideration of $500,000 paid at closing of the APM Acquisition (the "CLOSING") and the issuance at Closing by Western Power of a note in the principal face amount of $2,500,000 as attached hereto as
Exhibit 2.2 (the "WESTERN POWER NOTE"), the repayment of which Western Power
Note is guaranteed in full by AMT (the "Guaranty"), which Guaranty is attached hereto as Exhibit 2.3.

The Western Power Note paid in two (2) installments, the first of which is due and payable within thirteen (13) months of the Closing in the amount of Two Million Dollars ($2,000,000.00) and the second installment due and payable within nineteen (19) months of the Closing in the amount of the outstanding principal and accrued interest. The Western Power Note shall accrue simple interest at the rate of five percent (5%) per annum which interest shall commence accumulating from the Closing.

Prior to the negotiations relating to the APM Acquisition, there was no material relationship among any of the affiliates of the parties to the Purchase Agreement.

PAYMENTS TO PHILLIP CASH UNDER THE CONSULTING AGREEMENT

In consideration for AMT agreeing to guarantee the Western Power Note, Western Power agreed to enter into a Consulting Agreement (the "CONSULTING Agreement") with Phillip Cash (the "CONSULTANT"), the principal stockholder of AMT. Under the terms of the Consulting Agreement, which is effective as of September 16, 2004 and attached hereto as Exhibit 10.1, Consultant shall assist the Company in acquiring and managing other aggregate/minerals/raw materials companies, raising capital and securing financing for same, and shall report to, and perform such duties as are requested by, the Chief Executive Officer of the Company. Consultant shall be paid an annual consulting payment of $150,000 (the "CONSULTING PAYMENT"). The Consulting Payment shall be payable in equal periodic installments, but no less frequently than monthly. In addition, Western Power shall within 30 days of the date of the Consulting Agreement, deliver to the Consultant an aggregate of 1,000,000 shares of Series A Convertible Preferred Stock of Western Power (the "SERIES A PREFERRED SHARES"), as further described in "DESCRIPTION OF SECURITIES" below. Western Power shall issue the Series A Preferred Shares in Consultant's name or any designee(s) of Consultant, as Consultant may request. Such Series A Preferred Shares shall have the rights, privileges, conversion terms and conditions, and designations set forth in that Certificate of Designation attached hereto as Exhibit 4.1.

RISK FACTORS
------------
YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS CURRENT REPORT. THE RISKS SET OUT BELOW MAY NOT BE EXHAUSTIVE. KEEP THESE RISK FACTORS IN MIND WHEN YOU READ "FORWARD-LOOKING" STATEMENTS ELSEWHERE IN THIS CURRENT REPORT. THESE ARE STATEMENTS THAT RELATE TO OUR EXPECTATIONS FOR FUTURE EVENTS AND TIME PERIODS. GENERALLY, THE WORDS "ANTICIPATE," "BELIEVE," "EXPECT," "INTEND" AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, AND FUTURE EVENTS AND CIRCUMSTANCES COULD DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS.

RISKS RELATED TO WESTERN POWER'S BUSINESS.

WE HAVE A HISTORY OF LOSSES AND CANNOT ASSURE YOU THAT OUR PROFITABILITY WILL CONTINUE.
For the fiscal year ended July 31, 2003 and the nine months ended April 30, 2004 we had a net income of approximately $412,000 and a net loss of ($356,000), respectively. During each of the four fiscal years ended July 31 prior thereto we incurred significant net losses of approximately $10,019,000 during fiscal 2002, $7,842,000 during fiscal 2001, $7,198,000 during fiscal 2000 and
$1,815,000 during fiscal 1999. As of April 30, 2004, we had an accumulated deficit of $18,266,000. We cannot assure you that we will be able to maintain profitability, or that we will not incur significant losses in the future.

IN THE EVENT THAT GE DISCONTINUED OUR ABILITY TO BORROW UNDER THE CURRENT CREDIT FACILITY, WE WOULD BE UNABLE TO CONTINUE OUR OPERATIONS.
We have an inventory floor plan and operating line of credit with GE which expired on December 31, 2001. The line of credit agreement has not been renewed and we are operating under the agreement on a month to month basis. Amounts are advanced against our assets, including accounts receivable, parts, new equipment, rental fleet, and used equipment. We use this borrowing facility to lower flooring related interest expense by using advances under such line to finance inventory purchases in lieu of financing provided by suppliers, to take advantage of cash purchase discounts from our suppliers, to provide operating capital for further growth. Borrowings are collateralized by our assets, including accounts receivable, parts inventory, new and used equipment inventory and rental equipment. Without the continued availability of borrowing from GE we cannot fund the current levels of our operations. Under the existing credit facility, GE is entitled to all cash collections from our accounts receivable, which are applied as they are received by GE against the total amount due GE by us under the credit facility. To fund operations, we must request advances from GE under its credit facility.

Since we have essentially no cash flow other than from accounts receivable (which are remitted to GE), we cannot fund operations without borrowing from GE. If GE decided to stop making borrowing available us, we would immediately be unable to continue our operations. Although we are in negotiations with GE to extend or renew the credit facility, there can be no assurance that we will be able to successfully negotiate an acceptable extension or renewal of the expired GE credit facility or that GE will continue to make borrowing available to us. We continue to investigate alternative sources of financing and/or capital infusion in an effort to meet our operational needs. As of April 30, 2004, approximately $28,949,000 was outstanding under the GE credit facility and we were in technical default of the GE Loan Agreement. We have requested, but have not obtained a waiver. Although GE has not called the debt due to such defaults, there is no guarantee that GE will not require us to repay the debt at any time in full.

ALL OF THE PRODUCTS THAT WE SELL ARE SUPPLIED TO US BY THIRD-PARTY MANUFACTURERS, A MAJORITY OF WHICH ARE FROM CASE CORPORATION, AND WE MAY EXPERIENCE DELIVERY DELAYS OVER WHICH WE HAVE NO CONTROL.
All of our products are supplied to us by third parties. From time to time, we experience delays and disruptions in our supply chain. To date, these delays and disruptions have not materially adversely affected our business, but they could do so in the future. Wherever possible, we try to assure ourselves of adequate inventory supply, but we do not always succeed. To the extent that we experience significant supply or quality control problems with our vendors, these problems can have a significant adverse effect on our ability to meet future delivery commitments to our customers.

Currently, Case Corporation provides approximately 47% of our products. Case dealer contracts are non-exclusive and terminable by either party upon minimum notice. There can be no assurances that Case will continue to supply us with products or continue its relationship with us. If we are unable to obtain Case products or to continue our relationship with Case, we will likely experience reductions in product and service sales and increased expenses. Our operations will be negatively affected if we experience inadequate supplies of any key products.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY AGAINST CURRENT AND FUTURE
COMPETITORS.
Many of our existing and potential competitors have substantially greater marketing, financial, and service resources than us. In addition, some of our competitors have broader product offerings, placing us at a disadvantage to some of our competitors. In addition, we believe that some of our competitors have obtained and maintained business that loses money - "loss leading" - in order to maintain a competitive advantage with regard to specific customers or products. If our competitors were to use such tactics in the future, we would be unable to maintain our market position without incurring a negative impact on our profitability.

The construction equipment industry is always very competitive. Advances in technology may reduce the cost for current or potential competitors to gain market share, particularly for lower priced products. We cannot guarantee that sales of our products will continue at current volumes or prices in any event, but especially if our current competitors or new market entrants introduce new products with better features, better performance, or lower prices or having other characteristics that are more attractive than our own. Competitive pressures or other factors also may result in significant price competition that could have a material adverse effect on our results of operations.

IF WE ARE UNABLE TO SUCCESSFULLY CONTROL OUR INVENTORY OUR RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.
Controlling inventory is a key ingredient to the success of an equipment distributor because the equipment industry is characterized by long order cycles, high-ticket prices, and the related exposure to "flooring" interest. Our interest expense may increase if inventory is too high or interest rates rise. To be competitive in certain of our target markets, particularly markets for products with long lead time, we will be required to build up inventories of certain products in anticipation of future orders. There can be no assurance that we will not experience problems of obsolete, excess, or slow-moving inventory if we are not able to properly balance inventories against the prospect of future orders, and our operations may, therefore, be adversely affected by inventory write-downs from time to time. In periods of general economic slowdown or slowdowns in the construction sector we could be especially affected by such problems.

We manage our inventory through company-wide information and inventory sharing systems wherein all locations have access to the company's entire inventory. In addition, we closely monitor inventory turnover by product categories and place equipment orders based upon targeted turn ratios. In the event that we are unable to successfully manage our inventory our interest expense and inventory write-downs could increase significantly if inventory is too high, or if our inventory is too low and we cannot meet the demand of our customers our sales may be adversely affected.

OUR SALES MAY BE ADVERSELY AFFECTED BY INFLATION AND INCREASED INTEREST RATES. All of the products we sell and services we provide are either capital equipment or included in capital equipment, which are used in the construction, agricultural, and industrial sectors. Accordingly, our sales are affected by inflation or increased interest rates, which tend to hold down new construction, and consequently adversely affect demand for construction and industrial equipment sold and rented by us. In addition, although agricultural equipment sales are less than 2% of our total revenues, factors adversely affecting the farming and commodity markets also can adversely affect our agricultural equipment related business.

A SLOWDOWN IN THE GENERAL ECONOMY COULD ADVERSELY AFFECT OUR SALES.
Our business can be affected by general economic conditions in its geographic markets as well as general national and global economic conditions that affect the construction, agricultural, and industrial sectors. An erosion in North American and/or other countries' economies could adversely affect our business. Market specific factors could also adversely affect one or more of our target markets and/or products.

THE SEASONALITY OF THE CONSTRUCTION BUSINESS MAY AFFECT SALES OF OUR PRODUCTS AND MAY RESULT IN THE FLUCTUATION OF OUR QUARTERLY RESULTS WHICH COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.
Historically, sales of our products have varied substantially from quarter to quarter due to the seasonality of the construction business. We attempt to accurately forecast orders for our products and commence purchasing prior to the receipt of such orders. However, it is highly unlikely that we will consistently accurately forecast the timing and rate of orders. This aspect of our business makes our planning inexact and, in turn, affects our shipments, costs, inventories, operating results and cash flow for any given quarter. In addition, our quarterly operating results are affected by competitive pricing, announcements regarding new product developments and cyclical conditions in the industry. Accordingly, we may experience wide quarterly fluctuations in our operating performance and profitability, which may adversely affect our stock price even if our year-to-year performance is more stable, which it also may not be. In addition, many of our products require significant manufacturing lead-time, making it difficult to order products on short notice. If we are unable to satisfy unexpected customer orders, our business and customer relationships could suffer and result in the loss of future business.

THE LOSS OF THE SERVICES OF C. DEAN MCLAIN, OUR CHIEF EXECUTIVE OFFICER, COULD SERIOUSLY HARM OUR BUSINESS.
Our future success depends, to a significant extent, on the continued services of our senior management and our ability to retain and motivate our other key employees. Specifically the loss of the services of Mr. McLain would have a material adverse effect on our business, results of operations and financial condition. We do not currently maintain key-man life insurance on any of our senior management or other key employees.

OUR CHIEF EXECUTIVE OFFICER AND A SIGNIFICANT SHAREHOLDER EACH CONTROL A SIGNIFICANT PORTION OF OUR COMMON STOCK, THEREFORE YOU MAY HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT.
Our Chief Executive Officer, Mr. McLain, beneficially owns approximately 33% of our common stock and The Rubin Family Irrevocable Stock Trust beneficially owns approximately 33% of our common stock. Accordingly, our Chief Executive Officer and The Rubin Family Irrevocable Stock Trust will be able to exercise significant influence over all matters requiring stockholder approval, including the election of all directors and approval of significant corporate transactions. If you purchase shares of our common stock, you may have no effective voice in our management.

RISKS RELATED TO ARIZONA PACIFIC'S BUSINESS

OPERATING RISKS
Arizona Pacific's strategies may prove unsuccessful. Arizona Pacific's success may also be influenced by, among other things, product, labor and capital cost increases, and general economic conditions.

ARIZONA PACIFIC'S BUSINESS WILL FAIL IF IT DOES NOT OBTAIN ADDITIONAL FINANCING Arizona Pacific has little or no cash on hand. Its business plan calls for ongoing expenses in connection with the acquisition and development of its properties. Arizona Pacific will require additional funding in order to finance this development of its business plan. If it is unable to raise the funds necessary, Arizona Pacific may have to delay the implementation of its business plan. Arizona Pacific does not have any arrangements for financing and can provide no assurance that it will be able to obtain the required financing when needed.

ARIZONA PACIFIC HAS A HISTORY OF LOSSES
Arizona Pacific has incurred losses in its business operations for the last several years, and is expected to lose money in the near future. Very few junior resource companies ever become profitable. Failure to achieve and maintain profitability may adversely affect the market price of Western Power's shares of common stock.

ARIZONA PACIFIC MAY REQUIRE PERMITS AND LICENSES THAT IT MAY NOT BE ABLE TO
OBTAIN
Future operations on Arizona Pacific's property may require additional licenses and permits from various governmental authorities. There can be no assurance that Arizona Pacific will be able to obtain all necessary licenses and permits that may be required to conduct exploration, development and mining operations on its properties.

PRICES FLUCTUATE WIDELY.
Factors beyond Arizona Pacific's control may affect the marketability of any resource it discovers. Resource prices have fluctuated widely, particularly in recent years. The effect of these factors cannot accurately be predicted.

THE RESOURCE INDUSTRY IS VERY COMPETITIVE
The resource industry is intensely competitive in all its phases. Arizona Pacific competes with many companies possessing greater financial resources and technical facilities for the acquisition of mineral concessions, claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees.

ARIZONA PACIFIC'S OPERATIONS MAY BE ADVERSELY AFFECTED BY ENVIRONMENTAL REGULATIONS
Arizona Pacific's operations may be subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation provides for restrictions and prohibitions on spills, release or emissions of various substances produced in association with certain mining industry operations, such as seepage from tailings disposal areas, which would result in environmental pollution. A breach of such legislation may result in the imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner which means that standards, enforcement, fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for Arizona Pacific and its directors, officers and consultants. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of Arizona Pacific's operations. Arizona Pacific does not maintain environmental liability insurance.

MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN RESOURCE EXPLORATION
Western Power's management, while experienced in business operations, has only limited experience in resource exploration. None of the directors or officers of Western Power have any significant technical training or experience in Arizona Pacific's industry. Western Power relies on the opinions of consulting geologists that it retains from time to time for specific exploration projects or property reviews. As a result of Western Power's management's inexperience, there is a higher risk of Arizona Pacific being unable to complete its business plan.

RISKS RELATED TO OUR COMMON STOCK

FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS MAY CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO FLUCTUATE.
Our operating results have in the past fluctuated from quarter to quarter and we expect this trend to continue in the future. As a result, the market price of our common stock could be volatile. In the past, following periods of volatility in the market price of stock, many companies have been the object of securities class action litigation. If we were to be sued in a securities class action, it could result in substantial costs and a diversion of management's attention and resources which could adversely effect our results of operations.

OUR STOCK MAY BE SUBJECT TO SUBSTANTIAL PRICE AND VOLUME FLUCTUATIONS DUE TO A NUMBER OF FACTORS, MANY OF WHICH WILL BE BEYOND OUR CONTROL THAT MAY PREVENT OUR STOCKHOLDERS FROM RESELLING OUR COMMON STOCK AT A PROFIT.
The securities markets have experienced significant price and volume fluctuations in the past and the market prices of the securities of technology companies have been especially volatile. This market volatility, as well as general economic, market or political conditions, could reduce the market price of our common stock in spite of our operating performance. In addition, our operating results could be below the expectations of public market analysts and investors, and in response the market price of our common stock could decrease significantly. Investors may be unable to resell their shares of our common stock for a profit. The decline in the market price of our common stock and market conditions generally could adversely affect our ability to raise additional capital, to complete future acquisitions of or investments in other businesses and to attract and retain qualified technical and sales and marketing personnel.

IF OUR COMMON STOCK IS DELISTED FROM THE OTC BULLETIN BOARD, THE MARKET PRICE OF OUR COMMON STOCK COULD DECREASE SIGNIFICANTLY.
If we are unable maintain the listing of our common stock on the OTC Bulletin Board in the future, our common stock may be delisted from the OTC Bulletin Board. If this occurs, trading, if any, in our common stock would thereafter be conducted in the over-the-counter market on the "pink sheets". If our common stock were moved to the "pink sheets", an investor would find it more difficult to dispose of, or to obtain quotations as to the price of our common stock. Additionally, if our common stock is delisted from the OTC Bulletin Board the market price of our common stock could decrease significantly.

WE MAY ISSUE ADDITIONAL SHARES AND DILUTE YOUR OWNERSHIP PERCENTAGE.
Some events over which you have no control could result in the issuance of additional shares of our common stock, which would dilute your ownership percentage in us. We may issue additional shares of common stock or preferred stock to raise capital or finance acquisitions in the future.

FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET MAY ADVERSELY AFFECT OUR STOCK PRICE.
Future sales of substantial amounts of our common stock in the public market, including the shares underlying the Notes, or the perception that such sales could occur, could adversely affect the market price of our common stock. As of the date of this Current Report, we had 10,130,000 shares of our common stock outstanding, plus 1,600,000 shares of common stock reserved for issuance upon the exercise of outstanding options and warrants, of which options and warrants to acquire 1,600,000 shares of common stock are currently exercisable.

RISKS RELATED TO THE ACQUISITION OF ARIZONA PACIFIC

THE ACQUISITION BY WESTERN POWER OF ARIZONA PACIFIC WILL RESULT IN THE RECORDING OF AN INTANGIBLE ASSET THAT WILL AFFECT FUTURE OPERATING RESULTS.
The acquisition by Western Power of Arizona Pacific will result in the recording of an intangible asset, which will be amortized against future operations. The acquisition of Arizona Pacific will be accounted for as a purchase by Western Power. As a result, the excess of the value of the consideration issued to Arizona Pacific's former members over the fair value of the identifiable Arizona Pacific tangible assets acquired, less the fair value of the liabilities assumed, will be recorded as an intangible asset based on its fair value, with any excess purchase price allocated to goodwill. The amount of such asset will be established based upon an independent appraisal of the value of such agreement and may be assumed to be substantial.

THE POTENTIAL ISSUANCE OF SHARES WOULD CAUSE ADDITIONAL DILUTION TO OUR EXISTING STOCKHOLDERS.
We must raise the capital required to pay the notes we issued for the purchase of Arizona Pacific. We may raise the requisite capital through the issuance of equity securities or debt securities convertible into our equity securities. If we issue shares of our common stock or other securities convertible or exercisable into our shares of common stock, then any such issuance, whether upon conversion, exercise or otherwise, would result in additional dilution to the equity interests of other stockholders.

THERE WAS NO FORMAL VALUATION DETERMINING THE FAIRNESS OF THE MERGER CONSIDERATION ISSUED IN CONNECTION WITH THE APM ACQUISITION.
The consideration issued by Western Power in the APM Acquisition was determined by arms' length negotiations between Western Power management and the Members of Arizona Pacific. However, there was no formal valuation of Arizona Pacific by an independent third party. Neither Western Power nor Arizona Pacific obtained a fairness opinion by an investment banking firm or other qualified appraiser. Since the acquisition of Arizona Pacific did not require the approval of our stockholders, we are unable to determine whether our stockholders, other than Dean McLain and Robert M. Rubin, would have agreed with the determination by our board of directors that the terms of the APM Acquisition were fair and in the best interests of our stockholders.

OTHER RISKS

THE MARKET FOR OUR SHARES IS HIGHLY ILLIQUID.
The market for our shares is highly illiquid and we cannot assure you that a liquid market will ever develop. Consequently, holders of our common stock may not be able to sell them in the event of an emergency or at any time, and the shares offered hereby will not be readily acceptable as collateral for loans. Further, if a more liquid market is developed for our shares through a secondary public offering or the listing of our shares for trading on Nasdaq or national securities exchange, certain holders of our shares, as a condition to such offering or quotation, may be required to enter into an agreement not to sell or otherwise transfer, pledge, assign or hypothecate their shares for a significant period of time following the secondary public offering or quotation. The effect of an illiquid market on the holders of our shares is to impede the sale of our shares in the open market, particularly if considerable blocks are submitted to a broker-dealer. In addition, a broker-dealer may not be able to execute a sale or, if it can, may not be able to execute the sale at an execution price at or above the bid price.

WE MAY FAIL TO MEET THE EXPECTATIONS OF OUR INVESTORS AND ANALYSTS, WHICH MAY CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO FLUCTUATE OR DECLINE.
Securities analysts frequently issue reports based on the results of a single quarter. Arizona Pacific's revenues and earnings have fluctuated significantly in the past, and we expect that they will continue to do so in the future. Relatively poor results in one quarter could significantly and adversely influence such reports, which may in turn lead to a reduction of the market price of our common stock. Holders of our common stock must be prepared to lose most or all of their investment.

RECENTLY ENACTED AND PROPOSED CHANGES IN SECURITIES LAWS AND REGULATIONS ARE LIKELY TO INCREASE OUR COSTS.
In July 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002 (the "SOX"). The purpose of the SOX is to protect investors by improving the accuracy and reliability of corporate disclosures made pursuant to the securities laws, and for other purposes.

We expect these developments to increase the legal and financial compliance costs, and to make some activities more difficult. We expect these developments to make it more difficult and more expensive for public companies to obtain director and officer liability insurance, which will in all likelihood be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These developments could make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and qualified executive officers. We are presently evaluating and monitoring regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

BUSINESS OF WESTERN POWER
-------------------------
We are engaged in the sale, rental, and servicing of light, medium-sized, and heavy construction, agricultural, and industrial equipment, parts, and related products which are manufactured by Case Corporation and certain other manufacturers. We believe, based upon the number of locations owned and operated, that it is one of the largest independent dealers of Case construction equipment in the United States. Products sold, rented, and serviced by us include backhoes, excavators, crawler dozers, skid steer loaders, forklifts, compactors, log loaders, trenchers, street sweepers, sewer vacuums, and mobile highway signs.

We operate out of facilities located in the states of Washington, Oregon, Nevada, California, and Alaska. The equipment that we distribute is furnished to contractors, governmental agencies, and other customers, primarily for use in the construction of residential and commercial buildings, roads, levees, dams, underground power projects, forestry projects, municipal construction, and other projects.

Our strategy had focused on acquiring additional existing distributorships and rental operations, opening new locations as market conditions warrant, and increasing sales at our existing locations. In connection therewith, we had sought to operate additional Case or other equipment retail distributorships, and sell, lease, and service additional lines of construction equipment and related products not manufactured by Case. For the past four years, we have concentrated on consolidating or closing certain of our stores to improve operating efficiency and profitability.

HISTORY

We commenced business in November 1992 with the acquisition from Case of seven retail distribution facilities located in Oregon and Washington. We became a subsidiary of American United Global, Inc. ("AUGI"), simultaneous with such acquisition. AUGI holds 12.1 percent of the outstanding shares of our common stock as of July 31, 2003.

In September 1994 and February 1996, in two different transactions, we acquired four retail construction equipment stores located in California and Nevada from Case. In addition, in June 1996 and January 1997, we made two additional acquisitions of distributorships of predominantly non-competing lines of equipment, with locations in California, Oregon, Washington, and Alaska. From fiscal 1993 through fiscal 1997, we also opened nine new stores in the states served by the existing stores, ending fiscal year 1997 with 23 stores.

In fiscal 1998, we acquired four additional facilities located in California and Alaska. The previous Alaska facility was discontinued as it was combined with the new Alaska facility. In fiscal 1998 the Company opened one new store in Washington. On December 11, 1997, the Company acquired substantially all of the operating assets used by

Case in connection with its business of servicing and distributing Case agricultural equipment at a facility located in Yuba City, California.

On April 30, 1998, we acquired substantially all of the operating assets of Yukon Equipment, Inc. (Yukon) in connection with Yukon's business of servicing and distributing construction, industrial, and agricultural equipment in Alaska. Yukon has facilities in Anchorage, Fairbanks, and Juneau, Alaska.

In fiscal 1999, we closed three of our smaller facilities and began servicing the territories served by these small stores by larger facilities in the region.

We consolidated four facilities in the first quarter of fiscal 2000 into certain larger stores in each region. One branch office in Washington was sold during the third quarter of fiscal 2000 while two temporary locations were established in Southern California. The closures were intended to increase efficiencies and reduce costs. The two branches in California were established in an effort to assist Case Corporation in a dealership transition for Southern California. We consolidated one branch in Washington during the first quarter of fiscal 2001 and sold the two branches in Southern California in the third quarter of fiscal 2001.

During fiscal 2002, we closed/sold 3 branches resulting in 15 branches at the end of fiscal 2002. There were no store closures and no new stores opened in fiscal 2003.

Our principal executive offices are located at 6407-B N.E. 117th Avenue, Vancouver, Washington 98662. Our main telephone number is (360) 253-2346. Inquiries may also be sent to us at the above address for sales and general information. We currently maintain a website at www.westernpower.com. Information contained on our internet site is not incorporated by reference into this Current Report and you should not consider information contained on our internet site to be part of this Current Report.

BUSINESS STRATEGY

Our strategy is to streamline our operations and close or consolidate stores and to increase efficiency and profitability. We are concentrating our efforts on reducing costs and increasing sales and margins so that all of our operations can be profitable. We have selectively pared down our product offerings to reduce inventory carrying costs and to improve turnover in the remaining product lines that we offer.

Our business strategy includes efforts to expand sales at our existing locations. We will continue to seek to improve our product line and generate incremental sales increases by adding equipment and parts produced by manufacturers other than Case, where appropriate. We will also seek to increase sales of parts and service, both of which have considerably higher margins than equipment sales.

Our business strategy had previously focused on acquiring additional existing distributorships and rental operations, opening new locations, and increasing sales at our existing locations. We have reduced our acquisition activity in fiscal years 1999 through 2002 due to market conditions. When market conditions improve and opportunities arise, we intend to make strategic acquisitions of other authorized Case construction equipment retail dealers located in established or growing markets, as well as dealers or distributors of construction, industrial, or agricultural equipment, and related parts, manufactured by companies other than Case. In addition to acquisitions, in the future we may open new retail outlets as opportunities and conditions permit. The strategy in opening additional retail outlets has been to test market areas by placing sales, parts, and service personnel in the target market. If the results are favorable, a retail outlet is opened with its own inventory of equipment. This approach reduces both the business risk and the cost of market development.

Products

CASE CONSTRUCTION EQUIPMENT

The construction equipment which we sell, rent and service generally consists of: backhoes (used to dig large, wide and deep trenches); excavators (used to dig deeply for the construction of foundations, basements, and other projects); log loaders (used to cut, process and load logs); crawler dozers (bulldozers used for earth moving, leveling and shallower digging than excavators); wheel loaders (used for loading trucks and other carriers with excavated dirt, gravel and rock); roller compactors (used to compact roads and other surfaces); trenchers (a smaller machine that digs trenches for sewer lines, electrical power and other utility pipes and wires); forklifts (used to load and unload pallets of materials); and skid steer loaders (smaller version of a wheel loader, used to load and transport small quantities of material e.g. dirt and rocks around a job site). Selling prices for these units range from $15,000 to $350,000 per piece of equipment.

Under the terms of standard Case dealer agreements, we are an authorized Case dealer for sales of equipment and related parts and services at locations in Oregon, Washington, Nevada, northern California, and Alaska. The dealer agreements have no defined term or duration, but are reviewed on an annual basis by both parties, and can be terminated without cause at any time either by us on 30 days' notice or by Case on 90 days' notice. Although the dealer agreements do not prevent Case from arbitrarily exercising its right of termination, based upon Case's established history of dealer relationships and industry practice, we do not believe that Case would terminate its dealer agreements without good cause.

The dealer agreements do not contain requirements for specific minimum purchases from Case. In consideration for our agreement to act as dealer, Case supplies us items of equipment for sale and lease, parts, cooperative advertising benefits, marketing brochures related to Case products, access to Case product specialists for field support, the ability to use the Case name and logo in connection with our sales of Case products, and access to Case floor plan financing for Equipment purchases. Such floor planning arrangement currently provides us with interest free credit terms on new equipment purchases ranging from one to six months, depending upon the type of equipment floored, after which interest commences to accrue monthly at an annual rate equal to 2% over the prime rate of interest. The invoice price of each item of equipment is payable at the earlier of the time of its sale by us or six months after the date of shipment to us by Case.

Other Products

Although the principal products sold, rented, and serviced by us are manufactured by Case, we also sell, rent and service equipment and sell related parts (e.g., tires, trailers, and compaction equipment) manufactured by others. Approximately 47% and 51% of our net sales for fiscal year 2003 and fiscal 2002, respectively, resulted from sales, rental, and servicing of products manufactured by companies other than Case. Manufacturers other than Case represented by us offer various levels of supplies and marketing support along with purchase terms which vary from cash upon delivery to interest-free, 12-month flooring.

Our distribution business is divided into three general categories of activity:
(i) equipment sales, (ii) equipment rentals, and (iii) product support.


Equipment Sales

At each of our distribution outlets we maintain a fleet of various new and used equipment for sale. The equipment purchased for each outlet is selected by our marketing staff based upon the types of customers in the geographical areas surrounding each outlet, historical purchases as well as anticipated trends.


We provide only the standard manufacturer's limited warranty for new equipment, generally a one-year parts and service repair warranty. Customers can purchase extended warranty contracts.


We also sell used equipment that has been reconditioned in our own service shops. We generally obtain such used equipment as "trade-ins" from customers who purchase new items of equipment and from equipment previously rented and not purchased. Unlike new equipment, our used equipment is generally sold "as is" and without a warranty.

Equipment Rental

We maintain a separate fleet of equipment that we hold solely for rental. This equipment is generally held in the rental fleet for 12 to 36 months and then sold as used equipment with appropriate discounts reflecting prior rental usage. As rental equipment is taken out of the rental fleet, we add new equipment to the rental fleet as needed. The rental charges vary, with different rates for different types of equipment rented. In October 1998, we opened our first rental-only store, located in the Seattle, Washington area, under the name Western Power Rents. This store was consolidated with our Auburn, Washington store in August 2000. Rentals have decreased to 5% of revenue in fiscal year 2003 from 6% of revenue in fiscal year 2002.

Product Support

We operate a service center and yard at each retail distribution outlet for the repair and storage of equipment. Both warranty and non-warranty service work is performed, with the cost of warranty work being reimbursed by the manufacturer following the receipt of invoices from us. We employ approximately 80 manufacturer-trained service technicians who perform equipment repair, preparation for sale, and other servicing activities. Equipment servicing is one of the higher profit margin businesses operated by us. We have expanded this business by hiring additional personnel and developing extended warranty contracts to be purchased by customers for equipment sold and serviced by us, and we are independently marketing such contracts to our customers. We service items and types of equipment that include those that are neither sold by us nor manufactured by Case.

We purchase parts for use in our equipment service business, as well as for sale to other customers who are independent servicers of Case equipment. Generally, parts purchases are made on standard net 30-day terms. We employs one or more persons who take orders from customers for parts purchases at each retail distribution outlet. We provide only the standard manufacturer's warranty on the parts that we sell, which is generally a 90-day replacement guaranty.

Sales and Marketing

Our customers are typically residential and commercial building general contractors, road and bridge contractors, sewer and septic contractors, underground utility contractors, persons engaged in the forestry industry, equipment rental companies and state and municipal authorities. We estimate that it has approximately 19,000 customers, with most being small business owners, none of which accounted for more than 3% of its total sales in the fiscal year ended July 31, 2003.

For fiscal years 2003, 2002, and 2001, the revenue breakdown by source for the business operated by the Company were approximately as follows:

                            FY 2003           FY 2002         FY 2001

Equipment Sales              70%               68%             60%
Equipment Rental              5%                6%             15%
Product Support              25%               26%             25%
                            ---               ---             ---
            Total           100%              100%            100%

We advertise our products in trade publications and appear at trade shows throughout our territories. We also encourage our salespersons to visit customer sites and offer equipment demonstrations when requested.

Our sales and marketing activities do not result in any significant backlog of orders. Although we accept orders from customers for future delivery following manufacture by Case or other manufacturers, during fiscal 2003 a majority of our sales revenues resulted from products sold directly out of inventory, or the providing of services upon customer request.

We employed approximately 56 equipment salespersons on April 30, 2004. All of our sales personnel are employees of Western Power, and all are under the general supervision of C. Dean McLain, our president. Each equipment salesperson is assigned a separate exclusive territory, the size of which varies based upon the number of potential customers and anticipated volume of sales, as well as the geographical characteristics of each area.

On April 30, 2004, we employed 1 product support salesperson that sells Western Power parts and repair services to customers in assigned territories. We have no independent distributors or non-employee sales representatives.

Suppliers

We purchase our equipment and parts inventory from Case and other manufacturers. No supplier other than Case accounted for more than 10% of such inventory purchases during fiscal 2003 or for the nine months ended April 30, 2004. While maintaining our commitment to Case to primarily purchase Case Equipment and parts as an authorized Case dealer, we plan to expand the number of products and increase the aggregate dollar value of those products which we purchase from manufacturers other than Case in the future.

Competition

We compete with distributors of construction, agricultural, and industrial equipment and parts manufactured by companies other than Case on the basis of price, the product support (including technical service) that it provides to its customers, brand name recognition for its products, the accessibility and number of its distribution outlets, and the overall quality of the products that it sells. We believe that we are able to effectively compete with distributors of products produced and distributed by such other manufacturers primarily on the basis of overall product quality and the superior product support and other customer services provided by us.

Case's two major competitors in the manufacture of full lines of construction equipment of comparable sizes and quality are Caterpillar Corporation and Deere & Company. In addition, other manufacturers produce specific types of equipment which compete with Case Equipment and other equipment distributed by us. These competitors and their product specialties include, but are not limited to, JCB Corporation--backhoes, Kobelco Corporation -- excavators, Dresser Industries -- light and medium duty dozers, Komatsu Corporation -- wheel loaders and crawler dozers, and Bobcat, Inc. -- skid steer loaders.

We are currently the only Case dealer for construction equipment in Alaska, northern Nevada, and in the northern California area (other than Case-owned distribution outlets), and we are one of several Case dealers in Oregon and Washington. However, Case has the right to establish other dealerships in the future in the same territories in which we operate. In order to maintain and improve our competitive position, revenues and profit margins, we plan to increase our sales of products produced by companies other than Case.


Environmental Standards and Government Regulation

Our operations are subject to numerous rules and regulations at the federal, state, and local levels which are designed to protect the environment and to regulate the discharge of materials into the environment. Based upon current laws and regulations, we believe that our policies, practices, and procedures are properly designed to prevent unreasonable risk of environmental damage and the resulting financial liability to us. No assurance can be given that future changes in such laws, regulations, or interpretations thereof, changes in the nature of our operations, or the effects of former occupants' past activities at the various sites at which we operate, will not have an adverse impact on our operations.

We are subject to federal environmental standards because in connection with our operations we handle and dispose of hazardous materials, and discharge sewer water in our equipment rental and servicing operations. Our internal staff is trained to keep appropriate records with respect to our handling of hazardous waste, to establish appropriate on-site storage locations for hazardous waste, and to select regulated carriers to transport and dispose of hazardous waste. Local rules and regulations also exist to govern the discharge of waste water into sewer systems.

Employees

At April 30, 2004, we employed 238 full-time employees. Of that number, 16 are in corporate administration, 17 are involved in administration at the branch locations, 67are employed in equipment sales and rental, and 138 are employed in product support. At April 30, 2004, approximately 13 of our service technicians and parts employees at the Sacramento, California operation were being represented by Operating Engineers Local Union No. 3 of the International Union of Operating Engineers, AFL-CIO under the terms of a five-year contract expiring August 31, 2005. At April 30, 2004, approximately 8 of our service technicians and parts employees at the Hayward, California operation were being represented by Operating Engineers Local Union No. 3 of the International Union of Operating Engineers, AFL-CIO under the terms of a five-year contract expiring January 31, 2008.We believe that our relations with our employees are generally satisfactory.

Insurance

We currently have general, product liability, and umbrella insurance policies covering us with limits, terms, and conditions which we believe to be consistent with reasonable business practice, although there is no assurance that such coverage will prove to be adequate in the future. An uninsured or partially insured claim, or a claim for which indemnification is not available, could have a material adverse effect upon our business, results of operations, and financial condition.

Properties

            The following table sets forth information as to each of the properties which the Company owns or leases (all of which are retail sales, rental, service, storage, and repair facilities except as otherwise noted) at July 31, 2003.

                                                         Expiration                          Size/Square                 Purchase
Location and Use                 Lessor                  Date           Annual Rental        Feet                        Options
----------------                 ------                  ----           -------------        ----                        -------
1745 N.E. Columbia Blvd.         Carlton O. Fisher,      12/31/2010     $84,0001 plus CPI    Approx. 4 acres;               No
Portland, Oregon 97211           CNJ Enterprises                        adjustments          building 17,622 sq. ft.

1665 Silverton Road, N.E.        LaNoel Elston Myers     07/10/2004     $37,2001             Approx. 1 acre;                No
Salem, Oregon 97303              Living Trust                                                building 14,860 sq. ft.

West 7916 Sunset Hwy.            U.S. Bank               09/30/2008     $64,8001             Approx. 5 acres;               No
Spokane, Washington 99204                                                                    building 19,200 sq. ft.

12406 Mukilteo Speedway          Phil & Jana Pickering   10/31/2008     $120,9601            Approx. 2.1 acres;             No
Mukilteo, Washington 98275                                                                   building 13,600 sq. ft.

6407-B  NE 117th Ave             McLain-Rubin Realty     03/31/2006     $69,600              Building 8,627 sq. ft.         No
Vancouver, Washington 98662      Company, LLC 3
(Executive Offices)
2702 W. Valley Hwy No.           Avalon Island LLC       11/30/2015     $204,0001            Approx. 8 acres;               No
Auburn, Washington 98001                                                                     building 33,000 sq. ft.

500 Prospect Lane                Owned                   N/A            N/A                  Approx. 1.5 acres;             N/A
Moxee, Washington 98936                                                                      building 4,320 sq. ft.
(Subleased to 3rd Party)

1455 Glendale Ave.               McLain-Rubin Realty     09/30/2007     $276,0002            Approx. 5 acres;               No
Sparks, Nevada 89431             Company, LLC 3                                              building 22,475 sq. ft.

25886 Clawiter Road              Clawiter Asso., LLC     11/30/2004     $108,9001            Approx. 2.8 acres;             No
Hayward, California 94545                                                                    building 21,580 sq. ft.


3540 D Regional Parkway          Soiland                 02/28/2005     $57,6001 plus        Approx. 1.25 acres;            No
Santa Rosa, California  95403                                           annual CPI           building 5,140 sq. ft.
                                                                        adjustments

1751 Bell Avenue                 McLain-Rubin Realty     09/30/2007     $228,0002            Approx. 8 acres;               No
Sacramento, California 95838     Company, LLC 3                                              building 35,940 sq. ft.


8271 Commonwealth Avenue         M.E. Robinson &         03/31/2005     $93,960                        N/A                  No
Buena Park, CA 90621-2537        Lois Robinson

                                                         Expiration                          Size/Square                 Purchase
Location and Use                 Lessor                  Date           Annual Rental        Feet                        Options
----------------                 ------                  ----           -------------        ----                        -------
2535 Ellis Street                Hart Enterprises        04/30/2005     $33,600              Approx. 2 acres;               Yes
Redding, California 96001                                                                    building 6,200 sq. ft.

1041 S Pershing Ave              Raymond Investment      03/14/2006     $48,492              Approx. .5 acres;              Yes
Stockton, CA   95206             Corp                                                        building 1,794 sq. ft.


723 15th Street                  Mark Flerchinger        Month to Month $20,400              Approx. 1.2 acres;             Yes
Clarkston, Washington 99403                                                                  building 3,750 sq. ft.


2020 E. Third Avenue             Owned                   N/A            N/A                  Approx. 4 acres;               N/A
Anchorage, Alaska 99501                                                                      building 15,650 sq.ft.


3511 International Street        Wingless                11/30/2009     $78,000              Approx. 1.5 acres;             No
Fairbanks, Alaska 99701          Properties                                                  building 8,500 sq. ft.

_________________

Net lease with payment of insurance, property taxes, and maintenance costs paid by the Company.
Net lease with payment of insurance, property taxes and maintenance costs, including structural repairs, paid by the Company.

Related party lease.

The Company's operating facilities at July 31, 2003 were separated into eight "hub" outlets and seven "sub-stores". In addition, the Company maintains its headquarter operations in Vancouver, Washington. The hub stores are the main distribution centers located in Auburn and Spokane, Washington; Portland, Oregon; Sparks, Nevada; Hayward, Buena Park, and Sacramento, California; and Anchorage, Alaska; and the sub-stores are the smaller facilities located in Mukilteo and Clarkston, Washington; Salem, Oregon; Santa Rosa, Stockton, and Redding, California; and Fairbanks, Alaska.

All of the leased and owned facilities used by the Company are believed to be adequate in all material respects for the needs of the Company's current and anticipated business operations.

LEGAL PROCEEDINGS
We are involved in various legal proceedings which are incidental to the industry and for which certain matters are covered in whole or in part by insurance or, otherwise, we have recorded accruals for estimated settlements. Management believes that any liability which may result from these proceedings will not have a material adverse effect on our business, results of operations, and financial condition.

BUSINESS OF ARIZONA PACIFIC
---------------------------

MISSION STATEMENT
To expand the current cinder production operation while adding basalt and other products where possible.

ENTERPRISE
Arizona Pacific has been in business for several years solely as a cinder producing entity. Limiting its scope of operations has hindered its profitability. Our studies indicate that if the current sites are expanded and reconfigured to include basalt production and other products, we can turn Arizona Pacific into a profitable operation.

KEY PERSONNEL OF ARIZONA PACIFIC

Phil Cash, CEO, is a metallurgical engineering graduate from the Colorado School of Mines. He has had a successful mining career as an industry executive since 1963. He has developed numerous precious metals and industrial minerals projects from South Africa to South America and up to the Yukon Territory. Additionally, he consults for large mining companies regarding operations and staff to increase productivity and bottom line results.

Bil Zeleny, Controller, is a financial executive with almost 20 years of experience. He has studied and honed his financial skills in diverse career fields. He has worked with start-ups, mid-size companies, and other corporations that make up the DOW industrials.

Therol Liddell, VP of Production, has worked in the masonry and mineral industries for the past thirty years. His most recent experience, as the general manager of Arizona Pacific Materials operation has proven valuable in expanding his over all working knowledge and skills. His prior work back round includes a general manager, and marketing/sales manager for companies in related industries for the last 30 years.

THE MARKET
Currently, Arizona Pacific's cinder operation is the only one in the Phoenix area. Arizona Pacific's cinder is used in producing cinderblock for the construction industry. Arizona Pacific will continue to supply its current client base, while expanding efforts in the local area. Basalt will be marketed to a variety of sources, but primarily to ready mix companies. Basalt is an aggregate used in the cement industries, primarily for ready mix and road base applications. APM is currently exploring opportunities to provide other products to its customer base.

MARKETING
All promotion of our material will be done in face to face sales. Arizona Pacific's CEO and General Manager have extensive contacts throughout the western states in this area, and are both proven in their ability to run profitable operations. Sometime in 2005, Arizona Pacific will hire an experienced sales manager to begin to take over sales responsibilities in order to expand its markets, as well as servicing existing clients.

COMPETITION
Arizona Pacific's Queen Creek site is the only cinder producing operation in Phoenix. There is one other basalt site in the Phoenix area, but they are over sixty miles away, and will not be in direct competition with Arizona Pacific. There are also two other quarries which produce what is in Arizona Pacific's management's opinion an inferior quality road base aggregate. Their product is based on river rock, not basalt, and while it is used by contractors, Arizona Pacific's product is more durable and higher quality, making it more preferable by Arizona Pacific's customers.

PROJECTIONS
Arizona Pacific Materials' current basalt reserves at the Phoenix mine site are 39 million metric tons proven, with an additional indicated 38 million metric tons. The cinder reserves are 1.2 million metric tons proven at the Phoenix mine, with an estimated 60 million metric tons of reserves at the Flagstaff mine. The basalt and cinder aggregates are used to produce concrete, asphalt, and building block and brick products. Estimated production in the first year of operations is up to 700,000 metric tons of basalt and 200,000 metric tons of cinder.

The Company estimates that housing construction in the Phoenix area, including recent announcements from Del Webb Corp., will average in excess of 40,000 houses per year, which should result in the Phoenix operation being at full capacity within 24 months. The Flagstaff operation is centrally located to service the expanding Las Vegas market. It is the Company's belief that the Flagstaff operation will also be at full capacity within 24 months.

THE ENTERPRISE
Arizona Pacific is a business enterprise with locations in both Queen Creek and Flagstaff, Arizona. To date, the fact that the operations have been limited to cinder production has hampered Arizona Pacific's ability to produce a feasible profit. Western Power believes that Arizona Pacific can reconfigure and expand the sites to where they become valuable profit centers. The mining management has a proven track record of success, and there are ample skilled employees in the area to absorb the needed workforce expansion. The Queen Creek site is the only cinder producing site in the Phoenix area, and when we expand to include basalt processing, that will make Queen Creek one of only three basalt production sites in the Phoenix area, and the only one situated to service both the Phoenix and Tucson marketplaces.

OPERATIONS
Arizona Pacific's major investment is in heavy vehicles and mining/processing equipment at both sites. The heavy vehicles are owned, and have a current value of approximately $500M. The mining/processing equipment is also owned and has a current value of approximately $800M. As Arizona Pacific re-gears the operation to incorporate basalt production, some of this equipment will need to be refurbished and/or upgraded.

In addition, Arizona Pacific currently owns 4 licensed vehicles with a current book value of almost $40,000.

The Queen Creek site is comprised of three sections totalling 793 acres: 73.68 acres of privately owned land, currently valued at $1.3MM; 80 acres of state land; and 640 acres of federal BLM land. The Flagstaff site is 800 acres of leased land, consisting of 100% cinder material. The lease is current and runs through 2008.

ORGANIZATION
APM will have 21 personnel this year, 70% of whom will be involved in the mining process. 18 of those personnel work on the Queen Creek site, the other 3 on the Flagstaff location. Arizona Pacific expects there to be significant growth in the next two years as it adds shifts. Arizona Pacific plans to hire all of the necessary personnel from the local areas. Current office and processing space is adequate for the cinder operations.

MANAGEMENT
----------

Set forth below is certain information regarding the directors and executive officers of Western Power.

NAME                   AGE      TITLE
----                   ---      -----

C. Dean McLain         50       President, Chief Executive Officer and Director

Robert M. Rubin        62       Chairman of the Board of Directors

Mark J. Wright         48       Chief Financial Officer

Michael Metter         52       Director

Steven Moskowitz       39       Director

C. DEAN MCLAIN. Mr. McLain has served as our President, Chief Executive Officer, and a director since March 7, 1993. Mr. McLain was elected Chairman of the Board of Directors effective August 1, 1998. From March 1, 1993 through June 13, 1995, Mr. McLain served as Executive Vice President of American United Global, Inc.
(AUGI). Mr. McLain has served on the Board of Directors of AUGI since March 7, 1994. From January 1990 through 1993 Mr. McLain served as Manager of Privatization of Case Corporation.

ROBERT M. RUBIN. Mr. Rubin has been the Chief Executive Officer of American United Global, Inc. ("AUGI"), a company that owns approximately 12% of our outstanding common stock, since October 1990, and also served as Chairman of AUGI from October 1990 to present. Mr. Rubin served as our Chairman of the Board of Directors from November 20, 1992 to August 1, 1998. Mr. Rubin was Chairman of the Board of ERD Waste Technology, Inc., a diversified waste management public company specializing in the management and disposal of municipal solid waste, industrial, and commercial non-hazardous waste and hazardous waste. ERD Waste Technology filed for Chapter 11 bankruptcy reorganization in the year 2000. Mr. Rubin also served for approximately five years as an Officer and Director of Style Site Inc., which filed for bankruptcy in January 2001.

MARK J. WRIGHT. Mr. Wright has served as our Chief Financial Officer since February 1997. From October 1992 through January 1997, Mr. Wright was employed in a private law practice. Mr. Wright was employed as the Corporate Treasurer by Lattice Semiconductor Corporation, a semiconductor company, from 1988 to 1992. Mr. Wright has been admitted to the Oregon State Bar since 1992 and holds a Masters of Business Administration degree from the Marriott School of Management at Brigham Young University.

MICHAEL METTER. Mr. Metter has served as director since February 11, 2003. Since April 2001, Mr. Metter has been the President of RME International, Ltd. (RME). Mr. Metter also currently consults to a broad range of businesses, including IT communications and media businesses, on mergers, acquisitions, restructuring, financing and other matters. From October 1998 to February 2001, Mr. Metter was a principal of Security Capital Trading, Inc., and was a principal at Madison Capital from September 1997 to October 1998. Prior thereto, Mr. Metter was President of First Cambridge Securities from October 1994 to August 1997. Effective with a merger of a division of R.M. Enterprises International, Ltd into Azurel, Ltd., in October 2002, Mr. Metter became President and COO of Azurel. He resigned as President in February 2003 and subsequently resigned the position of COO which he held from February 2003 until June 28, 2003. Mr. Metter is also President and CEO of BusinessTalkRadio.net (a private company). BTR is a syndicated radio network based in Greenwich, Connecticut. He has held this position since June 2002. He is also chairman of Tiburon Capital Group, a privately held holding corporation.

STEVEN MOSKOWITZ. Mr. Moskowitz has served as director since February 11, 2003. Since 1997, Mr. Moskowitz has been the Vice-President of Business Development for H.W. Carter and Sons. Prior thereto, Mr. Moskowitz was Division President of Evolutions. Mr. Moskowitz is currently a director and secretary for Spongetech. He previously served as the CEO and a director of Azurel, Ltd from October 2002 through September 2003. Mr. Moskowitz also is currently an independent director for R.M. Enterprises International, Ltd. He is also Executive Vice President of Tiburon Capital Group, a privately held holding corporation.

DESCRIPTION OF SECURITIES
-------------------------

The following is a description of all material terms and features of our securities, but does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of our Certificate of Incorporation and bylaws.

GENERAL
We are authorized by our Certificate of Incorporation to issue an aggregate of 20,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock. As of the date of this report on form 8-K, there are 10,130,000 shares of common stock and no shares of preferred stock outstanding. All shares of common stock are of the same class and have equal rights and attributes.

PREFERRED STOCK
We are authorized by our Certificate of Incorporation to issue a maximum of 10,000,000 shares of Preferred Stock, in one or more series and containing such rights, privileges and limitations, including voting rights, dividend rates, conversion privileges, redemption rights and terms, redemption prices and liquidation preferences, as our Board of Directors of may, from time to time, fix by amendment of the Certificate of Incorporation. As of the date of this Current Report there were no shares of preferred stock outstanding.

Series A Preferred Stock
------------------------
In connection with its acquisition of Arizona Pacific, Western Power will issue 1,000,000 shares of its newly designated shares of Series A Preferred Stock, par value $0.001 per share (the "SERIES A PREFERRED") to Phillip Cash. The shares of Series A Preferred are convertible into a maximum of 12,000,000 shares of our common stock if fully converted, subject to equitable adjustment in the event of splits, dividends, consolidations or recapitalizations affecting the outstanding Western Power common stock, in the event that APM's aggregate cumulative pre-tax income during the three-year period ending December 31, 2007, shall have been $18,000,000 or greater. The conversion shall automatically be effectuated on March 30, 2008 or, earlier, subject to the mutual consent of Mr. Cash and the independent members of the board of directors of Western Power.

Except as otherwise required by law, the Series A Preferred shall vote together and not as a separate class, with the Western Power common stock, on an "as converted" basis pursuant to the conversion rate then in effect for the Series A Preferred.

In the event that Western Power shall declare and issue a dividend, distribute assets upon liquidation, dissolution, winding-up or otherwise, the Series A Preferred shall rank senior and prior to the Western Power common stock and any other class or series of capital stock of Western Power then outstanding.

The Series A Preferred shall not entitle its holder to a fixed or stated dividend, except that if any dividend or distribution of any kind is declared and made to the holders of the Western Power common stock, the holder of the

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Series A Preferred shall be entitled to receive any such dividend or distribution as if the Series A Preferred had been converted into Western Power common stock immediately prior to the record date set with respect to such dividend or distribution.

The foregoing description of the Series A Preferred is qualified in its entirety by reference to the Certificate of Designation of the Series A Preferred Stock, a copy of which is filed as Exhibit 4.1 to this Current Report.

COMMON STOCK
The holders of common stock are entitled to one vote per share on all matters submitted to a vote of Western Power's stockholders. In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore, subject to the payment of preferential dividends with respect to any shares of preferred stock that may be outstanding from time to time. In the event of the dissolution, liquidation or winding up of Western Power, the holders of common stock are entitled to share ratably in all assets remaining after payment of all of our liabilities, subject to the prior distribution rights of the holders of any preferred stock that may be outstanding at that time. All outstanding shares of common stock are duly authorized fully paid and non-assessable.

Holders of common stock do not have any subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. Accordingly, if we were to issue additional shares of common stock current shareholders would have no right to purchase additional shares and, as a result, their percentage equity interest in Western Power would be reduced.

The holders of common stock do not have cumulative voting rights. Accordingly, all directors will be elected by the affirmative vote of the holders of a majority of our outstanding common stock. The Board is empowered to fill any vacancies on the Board created by the resignation, death or removal of directors.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

        (c)      Exhibits

        Exhibit 2.1   Agreement for the Purchase of Arizona Pacific Materials,
                      LLC

        Exhibit 2.2   Promissory Note

        Exhibit 2.3   Guaranty

        Exhibit 4.1   Certificate of Designation for Series A Preferred Stock

        Exhibit 10.1  Consulting Agreement with Phillip Cash

        Exhibit 99.1  Press Release dated September 15, 2004




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: September 21, 2004

                                        WESTERN POWER & EQUIPMENT CORP.

                                        By: /s/ C. Dean McLain
                                            ---------------------------------
                                        Name:  C. Dean McLain
                                        Title: President and Chief Executive
                                               Officer





























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